UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2012

Commission File Number:  333171722

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

ACADIA Pharmaceuticals Inc. is scheduled to present at the 7th Annual JMP Securities Healthcare Conference on Friday, July 13, 2012, at 11:00 a.m. Eastern Time. During the presentation, ACADIA will provide an update on its pipeline, including the status of its ongoing Phase III efficacy, tolerability and safety trial with pimavanserin for Parkinson's disease psychosis (the "-020 Study"). ACADIA is approaching completion of enrollment in the -020 Study with 90 percent of the planned patient enrollment completed. ACADIA expects to complete enrollment in this trial during August 2012.

ACADIA also is reporting that AM-831, a compound under development for schizophrenia in collaboration with Meiji Seika Pharma Co., Ltd., did not meet pre-determined criteria for further development in Phase I testing and, as a result, the parties jointly have decided to discontinue the development of AM-831.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the timing of completion of trial enrollment. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors, including uncertainties about clinical trials, some of which are discussed in ACADIA's annual report on Form 10-K for the year ended December 31, 2011 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   July 13, 2012
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: Vice President, General Counsel & Secretary